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                                                                       Exhibit 5


                    [Letterhead of Schulte Roth & Zabel LLP]

                       Opinion of Schulte Roth & Zabel LLP

                                                                  March 22, 2001


Monro Muffler Brake, Inc.
200 Holleder Parkway
Rochester, New York 14615

Ladies and Gentlemen:

                  We have acted as counsel for Monro Muffler Brake, Inc., a New York corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of 750,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable to participants in the Company's 1998 Stock Option Plan (the "Plan").

                  In our capacity as counsel, we have examined originals, telecopies or copies of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact, we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the Company, public officials and other appropriate persons.

                  Based upon and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, to the extent constituting original issuance securities, have been duly authorized and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.


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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Schulte Roth & Zabel LLP